                                                                    EXHIBIT 23.1

                         Independent Auditors' Consent

The Board of Directors
ONEOK, Inc.

We consent to the incorporation by reference herein of our report on the Consolidated Financial Statements of ONEOK, Inc. and subsidiaries as of August 31, 1999 and 1998, and for each of the years in the three-year period ended August 31, 1999, which report appears in the August 31, 1999, Annual Report on Form 10-K of ONEOK, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.


                                  KPMG LLP

Tulsa, Oklahoma
May 12, 2000